EXHIBIT 23


                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into the registrants' previously filed Registration Statement Nos. 2-97014, 33-42276, 33-50958, 33-60264, 33-62944,
33-54859, 33-55105, 33-62317 and 333-10987.


                                             /s/ ARTHUR ANDERSEN LLP


Portland, Oregon
March 27, 1997